SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

IKONA GEAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1850 Hartley Avenue, Unit #1
                 Coquitlam, British Columbia V3K 7A1 Canada
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 523-5510

_______________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.02      ELECTION OF DIRECTORS

            On July 14, 2005, Joe Vosburgh was elected to serve as a member of the Board of Directors of Ikona Gear International, Inc. (the "Company").

            Mr. Vosburgh is eligible to participate in the Company's 2003 Equity Incentive Plan. The Company has a policy to award to newly appointed directors an initial grant of options exercisable to purchase 100,000 shares of common stock at an exercise price equal to the market price of the Company's common stock on the date of grant. A grant of 100,000 options at an exercise price of $0.56 per share was made to Mr. Vosburgh under the Plan.

            No decision has been made as to Mr. Vosburgh's possible assignment to the Board's standing audit and compensation committees.

            Mr. Vosburgh will serve as a director until the next regular annual meeting of the Company's shareholders and until his successor has been duly elected and qualified.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

            On July 14, 2005, the Company granted options exercisable to purchase an aggregate of 230,000 shares of common stock to its five directors:
Person	Number
Laith Nosh	40,000
Raymond Polman	25,000
Barrie Freeke	25,000
Simon Anderson	40,000
Joe Vosburgh	100,000
Total	230,000

The options are exercisable for a period of six years at an exercise price of $0.56 per share of common stock. The options were granted in consideration of the services of each optionholder as a director and/or member of a standing committee of the board. The options were granted under and pursuant to the Company's 2003 Equity Incentive Plan. Each of the directors qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The options were issued without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption set forth in Section 4(2) thereunder.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IKONA GEAR INTERNATIONAL, INC.
Date: July 27, 2005	By: /s/ Laith Nosh Laith Nosh, President